Exhibit 10.4

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”), dated as of this 3rd day of August, 2026 (the “Effective Date”), by and between Cycurion, Inc., a Delaware corporation (the “Buyer”), and Kustom Entertainment, Inc., a Nevada corporation (the “Restricted Party” or “Seller”). Each of Buyer and Restricted Party is sometimes referred to herein as a “Party”, and collectively, as the “Parties”. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated June 24, 2026, as amended by that certain Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026 (collectively, the “Purchase Agreement”), by and between Buyer and Seller, Buyer is acquiring from Seller certain assets of Seller (the “Asset Purchase”);and

WHEREAS, in connection with the Asset Purchase and to induce Buyer to enter into the Purchase Agreement and consummate the transactions contemplated thereby, Restricted Party has agreed to a restriction on its right to engage in activities competitive with any business that involves owning and operating mobile video surveillance technologies, including body-worn cameras, in-car video systems and digital evidence management solutions for law enforcement, public safety and commercial sectors (the “Business”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Non-Competition Covenants.

Commencing on the Effective Date and continuing through the third (3rd) anniversary thereof (the “Restricted Period”), Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly, for its own account or jointly with another, or for or on behalf of any other Person, as principal, agent, consultant, employee, lender, investor, or otherwise, own, manage, operate, control, participate in, provide services to, or otherwise engage in any business or activity that competes with the Business as conducted as of the Closing or as contemplated to be conducted by Buyer following the Closing. Without limiting the foregoing, Restricted Party shall not, during the Restricted Period, directly or indirectly use, disclose, or exploit any confidential information, trade secrets, customer relationships, goodwill, or other proprietary information included in the Acquired Assets in connection with any competing business. Restricted Party and its Affiliates may not (a) own, directly or indirectly any of the outstanding equity securities of any entity engaged in a business that competes with the Business, and (b) engage in any business activities expressly identified as Excluded Assets or otherwise retained by Seller under the Purchase Agreement, or use any confidential or proprietary information included in the Acquired Assets. The Parties acknowledge and agree that the scope of the restrictions set forth herein is intended to protect the goodwill, value, and competitive position of the Business acquired by Buyer pursuant to the Purchase Agreement.

2. Reasonableness of Restrictions.

Restricted Party acknowledges and agrees that the covenants contained in Section 1 with respect to non-competition are reasonable in scope, geographic application and duration, in view of the economic bargain between Buyer and Seller, and that the provisions of Section 1 are both necessary and reasonable for the protection of Buyer, including, without limitation, with respect to the protection of its trade secrets, goodwill and proprietary and confidential information.

3. Non-Disparagement.

During the Restricted Period, Restricted Party shall not, and shall cause its Affiliates not to, make any statement that is disparaging or defamatory to Buyer or its business. Notwithstanding the foregoing, the Restricted Party shall be permitted to (a) testify truthfully in any judicial or legal action, (b) exercise protected rights to the extent such rights cannot be waived by agreement, (c) enforce rights under Purchase Agreement or this Agreement, and (d) comply with any applicable subpoena, Law or Order of a governmental authority.

4. Non-Solicitation Covenant.

Restricted Party agrees that during the Restricted Period, it shall not, and shall cause its Affiliates not to, directly or indirectly, for its own account or jointly with another, or for or on behalf of any other Person, as principal, agent or otherwise:

a. solicit, induce or cause (or in any manner attempt to do the same) any Person employed or engaged by the Business to leave such employment or engagement, whether or not such employment or engagement is pursuant to a written contract or otherwise, or hire or engage any such Person (other than through general employment opportunity solicitations); or

b. solicit, induce or encourage, or attempt to solicit, induce or encourage, any Person who is a client, customer or vendor of the Business during the Restricted Period or who was a client, customer or vendor during the eighteen (18) month period immediately prior to the expiration of the Restricted Period, in each case, to cease, diminish or not commence doing business with the Business.

5. Effect of Breaches.

It is intended that the obligation of Restricted Party to perform the terms of this Agreement is unconditional, and does not depend on the performance or non-performance of any terms, duties or obligations not specifically recited in this Agreement.

6. Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Parties agree to use their best efforts to reformulate any such unenforceable provision to a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision. The Parties further agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of this Agreement will have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified.

7. Transferability.

The rights and obligations of Buyer hereunder may be transferred to its successors and assigns, including but not limited to the purchaser of a substantial portion of Buyer’s assets or the Business. Restricted Party may not transfer or assign its rights or obligations under this Agreement.

8. Counterparts.

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed signature page by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart.

9. Choice of Law.

All questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of New York.

10. Remedies.

Each of the Parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that (a) a breach by Restricted Party of any term or provision of this Agreement will materially and irreparably harm Buyer, (b) money damages will accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Restricted Party, and (c) Buyer, in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

CYCURION, INC.

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

RESTRICTED PARTY:

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	President, Chief Executive Officer and Chairman

[Signature Page to Non-Competition and Non-Solicitation Agreement]